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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 3, 2003



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                        1-13925                  38-3389456
(State or other                 (Commission              (IRS Employer
jurisdiction of                 File Number)             Identification No.)
incorporation)



                         5350 Lakeview Parkway South Dr.
                             Indianapolis, IN 46268
             (Address of principal executive offices, with zip code)



     Registrant's telephone number, including area code:   (317) 715-4100



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On December 2, 2003, Championship Auto Racing Teams, Inc. (the "Company") (OTCBB: CPNT.OB) announced that representatives of Open Wheel Racing Series ("OWRS") informed the Company that OWRS believes that a number of conditions of the pending merger between the parties will not be satisfied by the time of the special meeting of stockholders scheduled for December 19, 2003. The Company has considered OWRS' position and believes that it is unlikely that the condition requiring the absence of a material adverse effect will be satisfied because it expects that there will be a net decrease in the number of teams planning on participating in the series for the 2004 season from the number that participated in the 2003 season. OWRS has indicated it will not waive any condition of the closing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is incorporated by reference as part of this Report:

Exhibit      Description
-------      -----------
99.1         Press release dated December 2, 2003


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of December, 2003.

                                     CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                     By:    /s/ Thomas L. Carter
                                        ----------------------------------------
                                            Thomas L. Carter,
                                            Chief Financial Officer






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